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                                                                    Exhibit 99.1



SUBSCRIPTION AGENT AGREEMENT



                                               Date: March , 2001



Mellon Bank, N.A.
c/o Mellon Investor Services LLC
85 Challenger Rd.
Ridgefield Park, NJ  07660

Attn:    Reorganization Department

Gentlemen:

         This Subscription Agent Agreement (this "Agreement") will define the services that Mellon Bank, N.A. ("Mellon"), as Subscription Agent (it also being understood that certain services to be provided hereunder shall be performed by its affiliate, Mellon Investor Services LLC as Transfer Agent, that Mellon shall cause such affiliate to perform such services in accordance with this Agreement and that Mellon shall be responsible for all acts and omissions of such affiliate) , will provide to The General Chemical Group Inc., a Delaware corporation (the "Company"), and the compensation that the Company will pay Mellon in exchange for such services, in connection with the offering of securities described below. The Company is making an offer to issue (the "Subscription Offer") to the holders of record of its outstanding shares of Common Stock par value $0.01 per share (the "Common Stock"), at the close of business on _______ (the "Record Date"), the right to subscribe for and purchase (each a "Right") shares of Common Stock (the "Additional Common Stock") at a purchase price of ______ per share of Additional Common Stock (the "Subscription Price"), payable by wire transfer or cashier's, personal or certified check, upon the terms and conditions set forth herein. The term "Subscribed" shall mean submitted for purchase from the Company by a stockholder in accordance with the terms of the Subscription Offer, and the term "Subscription" shall mean any such submission. The Subscription Offer will expire at 5:00 p. m., New York City Time, on ____________ (the "Expiration Time"), unless the Company shall have extended the period of time for which the Subscription Offer is open, in which event the term "Expiration Time" shall mean the latest time and date at which the Subscription Offer, as so extended by the Company from time to time, shall expire.

         The Company filed a Registration Statement on Form S-3 with respect to the Rights and the Additional Common Stock with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on ____________ . The terms of the Additional Common Stock are more fully described in the Prospectus forming part of the Registration Statement and the accompanying Letter of Instruction. Copies of the Prospectus, the Letter of Instruction and the Notice of Guaranteed Delivery are annexed hereto as Exhibit 1, Exhibit 2 and Exhibit 3, respectively. All terms used and not defined herein shall have the same meaning as in the Prospectus. The term "Record Stockholder List" shall mean the list of holders of Common Stock as of the Record Date.

         The Rights are evidenced by subscription warrants (the "Warrants"), a copy of the form of which is annexed hereto as Exhibit 4. The Warrants entitle the holders to subscribe, upon payment of the Subscription Price, for shares of Additional Common Stock at the rate of share(s) for each Right evidenced by a Warrant (the "Basic Subscription Privilege"). In addition,




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in the event that less than all of the holders fully exercise their Basic
Subscription Privilege, the Warrants entitle holders who fully exercise their Basic Subscription Privilege to purchase a portion of the remaining Additional Shares of Common Stock in accordance with the terms of the Subscription Offer and the Prospectus (the "Oversubscription Privilege"). No fractional shares will be issued;. in the event that a fractional right would be calculated for a holder as a result of the ratio described above, the number of Rights to be granted to such holder will be rounded up to the nearest full Right. After initially allocating shares of Additional Common Stock to the holders pursuant to their exercise of their Basic Subscription Privileges, Mellon shall allocate any remaining shares of Additional Common Stock to those holders who (i) exercised their Basic Subscription Privileges in full and (ii) subscribed for shares of Additional Common Stock pursuant to their Oversubscription Privileges. Reference is made to the Prospectus for a complete description of the Basic Subscription Privilege and the Oversubscription Privilege. Rights (and the Warrants evidencing them) may be transferred only in the limited circumstances described herein and in the Prospectus.

         The Company hereby appoints Mellon as Subscription Agent (the "Subscription Agent") for the Subscription Offer and agrees with Mellon as follows:

         1) The Subscription Agent, is authorized and directed to:

         (A) Issue the Warrants in accordance with this Agreement in the names of the holders of the Common Stock of record on the Record Date, keep such records as are necessary for the purpose of recording such issuance, and furnish a copy of such records to the Company from time to time at the request of the Company. The Warrants may be signed on behalf of the Subscription Agent by the manual or facsimile signature of a Vice President or Assistant Vice President of the Subscription Agent, or by the manual signature of any of its other authorized officers.

         (B) Promptly after the Record Date:

         (a) mail or cause to be mailed, by first class mail, to each holder of Common Stock of record on the Record Date whose address of record is within the United States and Canada, (i) a Warrant evidencing the Rights to which such stockholder is entitled under the Subscription Offer, (ii) a copy of the Prospectus, (iii) a Letter of Instruction,
         (iv) a Notice of Guaranteed Delivery and (v) a return envelope addressed to the Subscription Agent; and

         (b) mail or cause to be mailed, by air mail, to each holder of Common Stock of record on the Record Date whose address of record is outside the United States and Canada, or is an A.P.O. or F.P.O. address (i) a copy of the Prospectus, (ii) a Notice of Guaranteed Delivery and (iii) a Letter of Instruction (different from the Letter of Instruction sent to stockholders whose address of record is within the United States and Canada). The Subscription Agent shall refrain from mailing Warrants issuable to any holder of Common Stock of record on the Record Date whose address of record is outside the United States and Canada, or is an A.P.O. or F.P.O. address, and hold such Warrants for the account of such stockholder subject to such stockholder making satisfactory arrangements with the Subscription Agent for the exercise or other disposition of the Rights evidenced thereby, and follow the instructions of such stockholder for the exercise, sale or other disposition of such Rights if such instructions are received at or before 11:00 a.m., New York City Time, on the third business day preceding the Expiration Date.

         (C) Mail or deliver a copy of the Prospectus (i) to each assignee or transferee of Warrants upon the receipt by the Subscription Agent of appropriate documents to register the




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assignment or transfer thereof (to the extent such assignment or transfer is permitted under the terms described herein) and (ii) with certificates for shares of Additional Common Stock when such are issued to persons other than the registered holder of the Warrant.

         (D) Accept Subscriptions upon the due exercise (including payment of the Subscription Price) on or prior to the Expiration Time of Rights in accordance with the terms of the Subscription Offer and the Prospectus.

         (E) Subject to the next sentence, accept Subscriptions from stockholders whose Warrants are alleged to have been lost, stolen or destroyed upon the receipt by the Subscription Agent of an affidavit of theft, loss or destruction and a bond of indemnity in form and substance satisfactory to the Subscription Agent, accompanied by payment of the Subscription Price for the total number of shares of Additional Common Stock Subscribed for. Upon receipt of such affidavit and bond of indemnity and compliance with any other applicable requirements, stop orders shall be placed on said Warrants and the Subscription Agent shall withhold delivery of the shares of Additional Common Stock Subscribed for until after the Warrants have expired and it has been determined that the Rights evidenced by the Warrants have not otherwise been purported to have been exercised or otherwise surrendered.

         (F) Accept Subscriptions, without further authorization or direction from the Company, without procuring supporting legal papers or other proof of authority to sign (including without limitation proof of appointment of a fiduciary or other person acting in a representative capacity), and without signatures of co-fiduciaries, co-representatives or any other person:

         (a) if the Warrant is registered in the name of a fiduciary and is executed by and the Additional Common Stock is to be issued in the name of such fiduciary;

         (b) if the Warrant is registered in the name of joint tenants and is executed by one of the joint tenants, provided the certificate representing the Additional Common Stock is issued in the names of, and is to be delivered to, such joint tenants;

         (c) if the Warrant is registered in the name of a corporation and is executed by a person in a manner which appears or purports to be done in the capacity of an officer, or agent thereof, provided the Additional Common Stock is to be issued in the name of such corporation; or

         (d) if the Warrant is registered in the name of an individual and is executed by a person purporting to act as such individual's executor, administrator or personal representative, provided, the Additional Common Stock is to be registered in the name of the subscriber as executor or administrator of the estate of the deceased registered holder and there is no evidence indicating the subscriber is not the duly authorized representative that he purports to be.

         (G) Accept Subscriptions not accompanied by Warrants if submitted by a firm having membership in the New York Stock Exchange or another national securities exchange or by a commercial bank or trust company having an office in the United States together with the Notice of Guaranteed Delivery and accompanied by proper payment for the total number of shares of Additional Common Stock Subscribed for.

         (H) Accept Subscriptions even though unaccompanied by Warrants, under the circumstances and in compliance with the terms and conditions set forth in the Prospectus under the heading "The Rights Offering - Special Procedures under `Notice of Guaranteed Delivery' Form".




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         (I) Refer to the Company for specific instructions as to acceptance or rejection, Subscriptions received after the Expiration Time, Subscriptions not authorized to be accepted pursuant to this Paragraph 1, and Subscriptions otherwise failing to comply with the terms and conditions of the Subscription Offering.

         (J) Upon acceptance of a Subscription:

         (a) hold all monies received in a special account for the benefit of the Company. Promptly following the Expiration Time the Subscription Agent shall distribute to the Company the funds in such account and issue certificates for shares of Additional Common Stock issuable with respect to Subscriptions which have been accepted.

         (b) advise the Company daily by telecopy and confirm by letter to the Company, attention of Todd DuChene, Secretary (the "Company Representative") as to the total number of shares of Additional Common Stock Subscribed for, and the amount of funds received, with cumulative totals for each; and in addition advise the Company Representative, by telephone at (603) 929-2340, confirmed by telecopy, of the amount of funds received identified in accordance with (a) above, deposited, available or transferred in accordance with (a) above, with cumulative totals.

         (c) Prior to 3:00 p.m., New York City Time, on the Expiration Date, advise the Company Representative in accordance with (b) above of the number of shares Subscribed for, and the number of Subscription guarantees received and the number of shares of Additional Common Stock unsubscribed for as of 1:00 p.m., New York City Time, on the Expiration Date.

         (d) as promptly as possible but in any event on or before 3:30 p.m., New York City Time, on the first full business day following the Expiration Time, advise the Company Representative in accordance with
         (b) above of the number of shares Subscribed for, the number of Subscription guarantees received and the number of shares of Additional Common Stock unsubscribed for.


         2) (a) The Warrants shall be issued in registered form only. Mellon's affiliate, Mellon Investor Services, LLC shall act as the Transfer Agent and Registrar for the Warrants, which shall keep books and records of the registration and transfers and exchanges of Warrants (such books and records are hereinafter called the "Warrant Register").

                (b) All Warrants issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrants surrendered for such registration of transfer or exchange.

                (c) As a general matter, neither the Rights nor the Warrants are transferable and the Subscription Agent is not authorized to recognize the validity of any purported transfer, except that the Rights holder may transfer the Rights in whose name the Warrant was issued to a Permitted Transferee (as defined below) of such Rights holder it has established to the Subscription Agent's satisfaction that the person to whom the shares of Additional Common Stock are to be delivered is a Permitted Transferee of such Rights holder. Any Warrant when duly endorsed to a Permitted Transferee of the Transferor thereof shall be deemed negotiable to such Permitted Transferee, and when a Warrant shall have been so endorsed the Permitted Transferee thereof may be treated by the Company, the Subscription Agent and all




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                other persons dealing therewith as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding, but until such transfer is registered in the Warrant Register, the Company and the Subscription Agent may treat the registered holder thereof as the owner for all purposes.

                (d) Notwithstanding the general prohibition on transfers of rights and Warrants, Mellon is authorized to divide Warrants upon receipt of an affidavit of a record holder of Rights stating that such record holder is a nominee holder only for multiple beneficial owners and that the Subscription Warrants received do not permit an equitable allocation of Rights among such beneficial owners. In such event, Mellon will exchange such originally issued subscription Warrant for such additional Subscription Warrants as necessary to permit equitable allocation of whole Rights to such beneficial owners to be exercised by the holder of record in name of such beneficial owners.

                (e) The Transfer Agent is authorized to accept applications to transfer Warrants only to Permitted Transferees (as defined herein) and to act therein as a Transfer Agent for this limited purpose, without further authorization or direction from the Company, without procuring supporting legal papers or other proof of appointment of a fiduciary or other person acting in a representative capacity), and without signatures of co-fiduciaries, co-representatives or any other person:

                  (i) if a Warrant is registered in the name of a fiduciary and is executed by, and the shares of Additional Common Stock are to be issued in the name of, such fiduciary;

                  (ii) if a Warrant is registered in the name of joint tenants and is executed by one of the joint tenants, provided the certificate representing the shares of Additional Common Stock is issued in the names of, and is to be delivered to, such joint tenants;

                  (iii) if a Warrant is registered in name of a corporation and is executed by a person in a manner which appears or purports to be done in the capacity of an officer, or agent thereof, provided the shares Additional Common Stock are to be issued in the name of such corporation; or

                  (iv) if a Warrant is registered in the name of an individual and is executed by a person purporting to act as such individual's executor, administrator or personal representative, provided, the shares of Additional Common Stock are to be registered in the name of the subscriber as executor or administrator of the estate of the deceased registered holder and there is no evidence indicating the subscriber is not the duly authorized representative that he purports to be.

         For purposes of this Agreement, the term "Permitted Transferees" means: a Rights holder's immediate relatives, i.e., spouse, children and parents; entities wholly owned and controlled by such Rights holder; if the Rights holder is a corporation or a partnership owned or controlled by one person or entity, the person or entity that owns or controls such Rights holder; if the Rights holder is a trust, the settlors, grantors, trustees or beneficiaries of such Rights holder or immediate relatives or entities wholly owned or controlled by such settlors, grantors, trustees or beneficiaries; and transferees by operation of law in the event of death or dissolution of the Rights holder.




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         In any transfer, the Subscription Agent may rely on the certification of the Rights holder set forth on the Warrant that the transferee is a Permitted Transferee. The Subscription Agent may at its option and at the request of the Company shall, request proper showing of the Rights holder's relationship to the transferee, and, if Mellon or the Company is not satisfied, it may refuse to acknowledge or give effect to the purported transfer.

         3) The Subscription Agent will follow its regular procedures to attempt to reconcile any discrepancies between the number of shares of Additional Common Stock that any Warrant may indicate are to be issued to a stockholder and the number that the Record Stockholders List indicates may be issued to such stockholder. In any instance where the Subscription Agent cannot reconcile such discrepancies by following such procedures, the Subscription Agent will consult with the Company for instructions as to the number of shares of Additional Common Stock, if any, it is authorized to issue. In the absence of such instructions, the Subscription Agent is authorized not to issue any shares of Additional Common Stock to such stockholder.

         4) The Subscription Agent will examine the Warrants received by it to ascertain whether they appear to it to have been completed and executed in accordance with the applicable Letter of Instruction. In the event the Subscription Agent determines that any Warrant does not appear to it to have been properly completed or executed, or where the Warrants do not appear to it to be in proper form for Subscription, or any other irregularity in connection with the Subscription appears to it to exist, it will follow, where possible, its regular procedures to attempt to cause such irregularity to be corrected. The Subscription Agent is not authorized to waive any irregularity in connection with the Subscription, unless it shall have received from the Company the Warrant which was delivered, duly dated and signed by an authorized officer of the Company, indicating that any irregularity in such Warrant has been cured or waived and that such Warrant has been accepted by the Company. If any such irregularity is neither corrected nor waived, the Subscription Agent will return to the subscribing stockholder (at its option by either first class mail under a blanket surety bond or insurance protecting it and the Company from losses or liabilities arising out of the non-receipt or nondelivery of Warrants or by registered mail insured separately for the value of such Warrants) to such stockholder's address as set forth in the Subscription any Warrants surrendered in connection therewith and any other documents received with such Warrants, and a letter of notice to be furnished by the Company explaining the reasons for the return of the Warrants and other documents.

         5) Each document received by the Subscription Agent relating to its duties hereunder shall be dated and time stamped when received.

         6) (a) For so long as this Agreement shall be in effect, the Company will reserve for issuance and keep available free from preemptive rights a sufficient number of shares of Additional Common Stock to permit the exercise in full of all Rights issued pursuant to the Subscription Offer. Subject to the terms and conditions of this Agreement, Mellon's affiliate Mellon Investor Services LLC will, as Transfer Agent for the Common Stock, issue certificates evidencing the appropriate number of shares of Additional Common Stock as required from time to time in order to effectuate the Subscriptions.

                (b) The Company shall take any and all action, including without limitation obtaining the authorization, consent, lack of objection, registration or approval of any governmental authority, or the taking of any other action under the laws of the United States of America or any political subdivision thereof, to insure that all shares of Additional Common Stock issuable upon the exercise of the Warrants at the time of delivery of the certificates therefor (subject to payment of the Subscription Price) will be duly and validly issued and fully paid and nonassessable shares of Common Stock, free from all preemptive rights and taxes, liens, charges




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                and security interests created by or imposed upon the Company with respect thereto.

                (c) The Company shall from time to time take all action necessary or appropriate to obtain and keep effective all registrations, permits, consents and approvals of the Securities and Exchange Commission and any other governmental agency or authority and make such filings under Federal and state laws which may be necessary or appropriate in connection with the issuance, sale, transfer and delivery of Warrants or Additional Common Stock issued upon exercise of Warrants.

         7) If certificates representing shares of Additional Common Stock are to be delivered by Mellon's affiliate Mellon Investor Services LLC, as Transfer Agent for the Common Stock, to a person other than the person in whose name a surrendered Warrant is registered, Mellon's affiliate will issue no certificate for Additional Common Stock until the Warrant so surrendered has been properly endorsed (or otherwise put in proper form for transfer) by or on behalf of the holder in whose name the Warrant was issued and such holder has established to the Subscription Agent's satisfaction that the person to whom the shares of Additional Common Stock are to be delivered is a Permitted Transferee of such holder, and the person requesting such exchange has paid any transfer or other taxes or governmental charges required by reason of the issuance of a certificate for Additional Common Stock in a name other than that of the registered holder of the Warrant surrendered, or has established to Mellon's satisfaction that any such tax or charge either has been paid or is not payable.

         8) Should any issue arise regarding federal income tax reporting or withholding, the Subscription Agent will take such action as the Company instructs it in writing.

         9) The Company may terminate this Agreement at any time by so notifying the Subscription Agent in writing. The Subscription Agent may terminate this Agreement upon 30 days' prior notice to the Company. Upon any such termination, the Subscription Agent shall be relieved and discharged of any further responsibilities with respect to its duties hereunder. Upon payment of all of the Subscription Agent's outstanding fees and expenses, the Subscription Agent will forward to the Company or its designee promptly any Warrant or other document relating to its duties hereunder that it may receive after its appointment has so terminated. Sections 11, 12, and 14 of this Agreement shall survive any termination of this Agreement.

         10) As agent for the Company hereunder the Subscription Agent and Mellon Investor Services LLC, as Transfer Agent for the Common Stock:

         (a) shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by the Subscription Agent and the Company;

         (b) shall have no obligation to issue any shares of Additional Common Stock unless the Company shall have provided a sufficient number of certificates for such Additional Common Stock;

         (c) shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of any Warrants surrendered to the Subscription Agent hereunder or shares of Additional Common Stock issued in exchange therefor, and will not be required to or be responsible for and will make no representations as to, the validity, sufficiency, value or genuineness of the Subscription Offer;

         (d) shall not be obligated to take any legal action hereunder; if, however, the Subscription Agent determines to take any legal action hereunder, and where the taking




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         of such action might, in its judgment, subject or expose it to any expense or liability it shall not be required to act unless it shall have been furnished with an indemnity satisfactory to it;

         (e) may rely on and shall be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to the Subscription Agent and believed by it to be genuine and to have been signed by the proper party or parties;

         (f) shall not be liable or responsible for any recital or statement contained in the Prospectus or any other documents relating thereto;

         (g) shall not be liable or responsible for any failure on the part of the Company to comply with any of its covenants and obligations relating to the Subscription Offer, including without limitation obligations under applicable securities laws;

         (h) may rely on and shall be fully authorized and protected in acting or failing to act upon the written, telephonic or oral instructions with respect to any matter relating the Subscription Agent covered by this Agreement (or supplementing or qualifying any such actions) of officers of the Company;

         (i) may consult with counsel satisfactory to it, including Todd M. DuChene, Secretary of the Company, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by the Subscription Agent hereunder in good faith and in accordance with the advice of such counsel;

         (j) may perform any of its duties hereunder either directly or by or through agents or attorneys and it shall not be liable or responsible for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care by it hereunder; and

         (k) are not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any person.

         11) In the event any question or dispute arises with respect to the proper interpretation of the Subscription Offer or Subscription Agent's duties hereunder or the rights of the Company or of any stockholders surrendering Warrants pursuant to the Subscription Offer, the Subscription Agent shall not be required to act and shall not be held liable or responsible for its refusal to act until the question or dispute has been judicially settled (and, if appropriate, the Subscription Agent may file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all parties interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to the Subscription Agent and executed by the Company and each such stockholder and party. In addition, the Subscription Agent may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all the stockholders and all other parties that may have an interest in the settlement.

         12) Any instructions given to the Subscription Agent orally, as permitted by any provision of this Agreement, shall be confirmed in writing by the Company as soon as practicable. The Subscription Agent shall not be liable or responsible and shall be fully authorized and protected for acting, or failing to act, in accordance with any oral instructions which do not conform with the written confirmation received in accordance with this Section.

         13) Whether or not any Warrants are surrendered to the Subscription Agent, for its services hereunder, the Company shall pay to the Subscription Agent compensation in




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accordance with the fee schedule attached as Exhibit A hereto, together with reimbursement for out-of-pocket expenses, including reasonable fees and disbursements of counsel.

         14) The company covenants to indemnify and hold the Subscription Agent and its officers, directors, employees, agents, contractors, subsidiaries and affiliates harmless from and against any loss, liability, damage or expense (including without limitation any loss, liability, damage or expense incurred for accepting Warrants tendered without a signature guarantee and the fees and expenses of counsel) incurred (a) without gross negligence or bad faith or (b) as a result of its acting or failing to act upon the Company's instructions, arising out of or in connection with the Subscription Offer, this Agreement or the administration of the Subscription Agent's duties hereunder, including without limitation the costs and expenses of defending and appealing against any actions, proceeding, suit or claim in the premises. The Subscription Agent shall promptly notify the Company of any action, proceeding, suit or claim by letter or telex or facsimile transmission confirmed by letter. The Company shall be entitled to participate at its own expense in the defense of any such action, proceeding, suit or claim. Anything in this agreement to the contrary notwithstanding, in no event shall the Subscription Agent or its affiliate be liable for special, indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if it has been advised of the likelihood of such damages and regardless of the form of action. Any liability of the Subscription Agent will be limited to the amount of fees paid by the Company hereunder. The obligations of Company under this section shall survive the termination of this Agreement.

         15) If any provision of this Agreement shall be held illegal, invalid, or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an Agreement among us to the full extent permitted by applicable law.

         16) The Company represents and warrants that (a) it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) the making and consummation of the Subscription Offer and the execution, delivery and performance of all transactions contemplated thereby (including without limitation this Agreement) have been duly authorized by all necessary corporate action and will not result in a breach of or constitute a default under the certificate of incorporation or bylaws of the Company, (c) this Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of it, (d) the Subscription Offer will comply in all material respects with all applicable requirements of law and (e) to the best of its knowledge, there is no litigation pending or threatened as of the date hereof in connection with the Subscription Offer.

         17) In the event that any claim of inconsistency between this Agreement and the terms of the Subscription Offer arise, as they may from time to time be amended, the terms of the Subscription Offer shall control, except with respect to the duties, liabilities and rights, including compensation and indemnification of Mellon, as Subscription Agent, or of Mellon's affiliate which shall be controlled by the terms of this Agreement.

         18) Set forth in Exhibit B hereto is a list of the names and specimen signatures of the persons authorized to act for the Company under this Agreement. The Secretary of the Company shall, from time to time, certify to the Subscription Agent the names and signatures of any other persons authorized to act for the Company under this Agreement.

         19) Except as expressly set forth elsewhere in this Agreement, all notices, instructions and communications under this Agreement shall be in writing, shall be effective upon receipt and shall be addressed, if to the Company, to its address set forth beneath its signature to this Agreement, or, if to the Subscription Agent, to Mellon Investor Services LLC, 44 Wall Street,




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New York, New York 10005, Attention: Reorganization Department, or to such other address as a party hereto shall notify the other parties.

         20) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws rules or principles, and shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided that this Agreement may not be assigned by any party without the prior written consent of all other parties.

         21) No provision of this Agreement may be amended, modified or waived, except in a written document signed by both parties.

         Please acknowledge receipt of this letter and confirm your agreement concerning your appointment as Subscription Agent, and the arrangements herein provided, by signing and returning the enclosed copy hereof, whereupon this Agreement and your acceptance of the terms and conditions herein provided shall constitute a binding Agreement between us.


                                             Very truly yours,

                                             THE GENERAL CHEMICAL GROUP



                                             By:
                                                --------------------------------
                                             Name:

                                             Title:




Address for notices:


Accepted as of the date
above first written:
MELLON BANK, N.A.

By:
   ----------------------------------
Name:
Title: